                                                                    EXHIBIT 10.8

                           STOCK PURCHASE AGREEMENT


     THIS AGREEMENT is entered into as of the 26th day of September 1997, by and between GenVec, Inc., a Delaware corporation with its principal place of business at 12111 Parklawn Drive, Rockville, Maryland 20852 (the "Company"), and FUSO Pharmaceutical Industries, Ltd., a corporation organized under the laws of Japan, with its principal place of business at 3-11, 2-Chome, Morinomiya, Joto-ku, Osaka 536, Japan and its registered head office at 7-10 1-Chome, Doshomachi, Chuo-ku, Osaka 541, Japan (the "Investor"), with reference to the following recitals:

     WHEREAS, the Company was incorporated on December 7, 1992, under the laws of the State of Delaware;

     WHEREAS, the Company and the Investor have entered into a Collaboration Agreement, dated as of the date hereof and a Commercialization Agreement, dated as of the date hereof (the "Collaboration and Commercialization Agreements"), pursuant to which the Company has granted to the Investor a license to certain intellectual property described in the Collaboration and Commercialization Agreements for the uses described in the Collaboration and Commercialization Agreements and the Company and the Investor have agreed to collaborate to conduct research and develop certain gene therapy products for the treatment of human cancer (the "Collaboration"); and

     WHEREAS, the Investor desires to purchase certain of the shares of the capital stock of the Company on the terms hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual agreements, undertakings and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1.   Terms of Sale.  Subject to the terms and conditions of this Section 1,
          -------------
the Company will issue and sell to the Investor, and the Investor will purchase from the Company, 444,445 shares of the Company's Class E Convertible Preferred Stock, par value $.01 per share (the "Shares"), for an aggregate purchase price of one million one and 25/100 U.S. dollars ($1,000,001.25). On or before the fourteenth (14th) business day after the date hereof, the Investor will deliver to the Company a certified bank check, payable to the order of the Company, or a wire transfer of immediately available funds, in an amount of one million one and 25/100 U.S. dollars ($1,000,001.25) in payment for the Shares. Upon receipt of such payment by the Company on a business day, subject to receipt of stockholder approval ("Stockholder Approval") of the Company's Restated Certificate of Incorporation attached hereto as Exhibit A (the "Restated
                                                ---------
Certificate"), the Investor will be deemed to be the holder of record of the Shares and the Company will promptly execute a certificate evidencing issuance to the Investor of the appropriate number of fully-paid and non-assessable Shares.

     2.   Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants that:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) The Company has all necessary corporate power to enter into this Agreement, and, subject to receipt of Stockholder Approval, to issue and deliver the Shares hereunder and to carry out all of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, including, without limitation, the issuance of the Shares, will, subject to receipt of Stockholder Approval, be duly authorized by all requisite corporate action on the part of the Company. This Agreement constitutes a valid and binding instrument of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) Upon receipt of Stockholder Approval, the Company's authorized capital stock will consist of (i) 52,005,095 shares of Common Stock, par value $.01 per share, 5,687,473 of which are outstanding; (ii) 1,334,000 shares of Class A Convertible Preferred Stock, par value $.01 per share, 1,334,000 of which are outstanding; (iii) 11,800,468 shares of Class B Convertible Preferred Stock, par value $.01 per share, 11,320,314 of which are outstanding; (iv) 21,065,000 shares of Class C Convertible Preferred Stock, par value $.01 per share, 21,065,000 of which are outstanding; (v) 2,000,000 shares of Class D Convertible Preferred Stock, par value $.01 per share, 571,429 of which are outstanding and (vi) 444,445 shares of Class E Convertible Preferred Stock, par value $.01 per share, none of which are outstanding. All outstanding shares of capital stock are, and the Shares, when issued in accordance with or as contemplated by the terms of this Agreement, will be, validly issued and outstanding, fully paid and non-assessable. The shares of Common Stock issuable upon conversion of the Shares are duly and validly authorized and reserved for issuance. Each share of Class E Convertible Preferred Stock will be convertible into a share or shares of Common Stock, at the rate, and otherwise has the designations, preferences, limitations and rights, provided for in Article NINTH of the Restated Certificate.

          (d) The Company has made available to the Investor the Company's audited financial statements for its most recent fiscal year and unaudited financial statements for its most recent interim period, in each case, to the extent available. As of the date of this Agreement, the financial statements provided are attached hereto as Exhibit B. The annual statements have been
                                ---------
prepared in a manner consistent with generally accepted accounting principles in the United States ("GAAP") and the interim financial statements have been prepared in a manner consistent with the annual financial statements (subject to normal year-end audit adjustments and the omission of footnotes required by
GAAP).

          (e) The Company has no liabilities, except: (i) as disclosed or reflected in the financial statements attached hereto as Exhibit B; (ii)
                                                         ---------
liabilities not in excess of two hundred fifty thousand U.S. dollars ($250,000.00); or (iii) as disclosed on Exhibit C.
                                        ---------

          (f) To the Company's knowledge, there are neither any pending nor threatened suits, legal proceedings, claims or governmental investigations against or with respect to the Company or its properties or assets nor any basis for any such suit, legal proceedings, claim or governmental investigation.

     3.   Representations and Warranties of the Investor.  The Investor hereby
          ----------------------------------------------
represents and warrants that:

          (a) The Investor is acquiring the Shares for purposes of investment for its own account and not with a view to, or for resale in connection with, the distribution thereof, as those terms are used in the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder. The Investor has been advised and acknowledges that it will not be able to dispose of the Shares, or any interest therein, without first complying with the relevant provisions of the Securities Act and any applicable state laws. The Investor also understands that the provisions of Rule 144 promulgated under the Securities Act, permitting routine sales of securities of certain issuers subject to the terms and conditions thereof, are not currently available to it with respect to the Shares. The Investor acknowledges that the Company is under no obligation to register the Shares or to take any action to assist the Investor in complying with terms and conditions of any exemption that might be available under the Securities Act or any state securities laws with respect to sales of the Shares by the Investor in the future.

          (b) The Investor has all corporate power to enter into this Agreement and to carry out all of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Investor. This Agreement constitutes a valid and binding instrument of the Investor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) The Investor is an "accredited investor," as that term is defined in Rule 501 promulgated under the Securities Act.

          (d) The Investor either is (i) not an "Investment Company," as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) excluded from the definition of an Investment Company under Section 3(c)(1) of the Investment Company Act.

          (e) The Investor acknowledges that the representations, agreements and acknowledgments set forth above are being given by the Investor with the understanding that they will be relied on by the Company and its Board of Directors to claim the availability of the exemption from the registration provisions of the Securities Act contained in Regulation D promulgated thereunder.

          (f) The Investor believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. In addition, it has had an opportunity to discuss the Company's business, management, and financial affairs with the Company's management and to review the Company's facilities. It has had an opportunity to ask questions of officers of the Company, which questions were answered to the Investor's satisfaction. It understands that its discussions, as well as the written information given to it by the Company, were intended to describe the aspects of the Company's business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 hereof or the right of the Investor to rely thereon.

     4.   Covenants of the Company.  The Company hereby covenants that, so long
          ------------------------
as (i) the Investor owns any shares of the Company's Class E Convertible Preferred Stock or shares of Common Stock into which such shares of Class E Convertible Preferred Stock have been converted and (ii) the Company has not consummated an underwritten public offering of Common Stock pursuant to one or more registration statements filed under the Securities Act (or any successor statute), the Company shall furnish to the Investor the financial statements and reports described in (a) and (b) of this section, such annual financial statements to be prepared in accordance with generally accepted accounting principles in the United States consistently applied (except as may be noted therein) and such interim financial statements to be prepared in a manner consistent with the annual financial statements (subject to normal year-end audit adjustments and the omission of footnotes), certified by the Company's chief executive or financial officer:

          (a) As soon as available, and in any event within 120 days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and related statements of operations, stockholders' equity and cash flows for such fiscal year, all in reasonable detail and setting forth in comparative form the figures as of the end of and for the previous fiscal year, which financial statements shall have been audited and shall be accompanied by an opinion addressed to the Company from independent auditors; and

          (b) As soon as available, and in any event within 60 days after the end of each fiscal quarter of the Company, an unaudited balance sheet and unaudited statements of operations and cash flows.

     5.   Covenants of the Investor.
          -------------------------

          (a) The Investor agrees that it will not sell, assign, pledge, hypothecate, encumber or in any other manner transfer or dispose (a "Transfer") of the Shares or any shares of Common Stock into which such Shares have been converted (collectively, the "Securities") during the Research Program Term (as defined in the Collaboration Agreement), without express written consent from the Company.

          (b) Before any Securities held by the Investor may be sold or otherwise transferred (including transfer by gift or operation of law), the Company shall have a right of first refusal to purchase the Securities on the terms and conditions set forth in this
Section 5(b) (the "Right of First Refusal").

               (i)   Notice of Proposed Transfer.  The Investor shall deliver to
                     ---------------------------
the Company a written notice (the "Notice") stating: (A) the Investor's bona fide intention to sell or otherwise transfer such Securities; (B) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (C) the number of Securities to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Investor proposes to transfer the Securities (the "Offered Price"), and the Investor shall offer the Securities at the Offered Price to the Company.

               (ii)  Exercise of Right of First Refusal.  At any time within
                     ----------------------------------
thirty (30) days after receipt of the Notice, the Company may, by giving written notice to the Investor, elect to purchase all, but not less than all, of the Securities proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection
(b)(iii) below.

               (iii) Purchase Price.  The purchase price ("Purchase Price") for
                     --------------
the Securities purchased by the Company under this Section 5(b) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

               (iv)  Payment.  Payment of the Purchase Price shall be made in
                     -------
cash (by certified bank check, payable to the order of the Investor, or wire transfer of immediately available funds) within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

               (v)   Holder of Company Securities' Right to Transfer.  If all of
                     -----------------------------------------------
the Securities proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company as provided in this Section 5(b), then the Investor may sell or otherwise transfer such Securities to the Proposed Transferee at the Offered Price or at a higher price, provided that (i) such sale or other transfer is consummated within ninety (90) days after the date of the Notice; (ii) any such sale or other transfer is effected in accordance with any applicable securities laws; and (iii) the Proposed Transferee agrees in writing to be bound by the obligations of the Investor set forth in this Agreement. If the Securities described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company shall again be offered the Right of First Refusal before any Securities held by the Investor may be sold or otherwise transferred.

               (vi)  Termination of Right of First Refusal.  The Right of First
                     -------------------------------------
Refusal shall terminate upon an initial underwritten public offering of the Company's securities.

          (c) The Investor agrees to hold the Securities subject to all applicable provisions of the Securities Act, the Restated Certificate and the Amended and Restated Bylaws of the Company and this Agreement.

          (d) The Investor shall give the Company prompt written notice of any proposed disposition of the Securities and shall not proceed with any such proposed disposition without the express written consent required by paragraph
(a) of this Section 5 and unless a registration statement under the Securities Act is in effect with respect to the Securities and any applicable state securities laws have been complied with or unless the Company shall have received an opinion of counsel, satisfactory to the Company, to the effect that such registration is not required. In addition, the Investor agrees the certificates representing the Securities issued to it pursuant hereto may bear the following or similar legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AND A CONTRACTUAL LIMITATION ON THEIR ASSIGNMENT, PLEDGE, HYPOTHECATION, ENCUMBRANCE, TRANSFER OR OTHER DISPOSITION DESCRIBED IN THE STOCK PURCHASE AGREEMENT DATED SEPTEMBER 25, 1997. IN ADDITION, THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THE SHARES NOR ANY INTEREST OR PARTICIPATION IN THE SHARES MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF THE IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

          (e) The Investor agrees not to disclose to third parties any confidential or proprietary information concerning the Company which is furnished to the Investor by the Company except as required by law or legal process. the term "confidential information" does not include information which
(i) was or becomes generally available to the public other than as a result of a disclosure by such Investor, or (ii) was or becomes available to such Investor on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company.

          (f) The Investor agrees in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any securities of the Company (other than those securities included in the registration) without the prior written consent of the Investor or the underwriters managing such initial underwritten public offering of the Company's securities (the "Managing Underwriter") for one hundred eighty (180) days, or such longer period of time as may be requested by the Managing Underwriter, from the effective date of such registration, and (2) further agrees to execute any agreement reflecting (1) above as may be requested by the Managing Underwriter. The Investor shall cause any proposed purchaser, assignee, transferee or pledgee of any shares held by the Investor to agree to take and hold such securities subject to this Section 5(f).

          (g) The Investor agrees that it will not, directly or indirectly, acquire, offer to acquire, agree to acquire, become the beneficial owner of or obtain any rights in respect of any capital stock of the Company, by purchase or otherwise, except as contemplated by this Agreement or as otherwise expressly agreed to in writing by the Company.

     6.   Opinion of Counsel.  On or before September 25, 1997, the Company's
          ------------------
counsel will deliver to the Investor an opinion, in form and substance reasonably satisfactory to the Investor, that the Shares, when sold and delivered in accordance with this Agreement, will be duly authorized, validly issued and outstanding, fully paid and non-assessable.

     7.   Miscellaneous
          -------------

          (a) Amendments and Waivers.  This Agreement and any provision hereof
              ----------------------
may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought, provided, however, a change, waiver, discharge or termination signed by a majority of the holders of the Securities shall be deemed to be binding on all holders of Securities at the time outstanding and each future holder of such Securities.

          (b) Successors and Assigns.  This Agreement will be binding upon and
              ----------------------
inure to the benefit of the successors and assigns of the Company and the successors and permitted assigns of the Investor.

          (c) Transferability.  The Investor may not transfer or assign this
              ---------------
Agreement, or any of the rights or obligations hereunder, unless it is transferred or assigned to the purchaser of all of the outstanding capital stock or all or substantially all of the assets of the Investor, including every right and interest the Investor may have in the Collaboration Agreement. The Investor further agrees that prior to any transfer of this Agreement, consistent with this Section, or any transfer of the Securities, the Investor shall comply with all provisions of Section 5 of this Agreement.

          (d) Law Governing.  This Agreement will be governed by, and construed
              -------------
and enforced in accordance with, the internal laws of the State of Delaware.

          (e) Notices.  Unless otherwise provided, all notices, requests,
              -------
demands and other communications required or permitted under this Agreement will be in writing and will be deemed to have been duly made and received: (i) upon personal delivery or confirmed facsimile to the party to be notified; (ii) seven
(7) business days after deposit with the Unites States Post Office, by registered or certified mail or by first class mail, postage prepaid, addressed as set forth below (or Japanese equivalent of the foregoing); or (iii) two (2) business days after deposit with Federal Express or another reputable overnight courier (for two business day delivery), shipping prepaid, addressed as set forth below:

               (i)  if to the Company, then to:

                    GenVec, Inc.
                    12111 Parklawn Drive
                    Rockville, MD  20852
                    Attn:  President

                    with a copy to:

                    Attn:  Chief Financial Officer

               (ii) If to the Investor, then to:

                    FUSO Pharmaceutical Industries, Ltd.
                    3-11, 2-Chome Morinomiya, Joto-ku
                    Osaka 536, Japan
                    Attn:  President

                    with a copy to:

                    Attn:  Chief Financial Officer

Either party may change the address to which communications are to be sent by giving five (5) business days' advance notice of such change of address to the other party in conformity with the provisions of this Section.

          (f)  Headings.  The headings in this Agreement are for purposes of
               --------
reference only and will not affect the meaning or construction or any of the provisions hereof.

          (g)  Execution; Counterparts.   This Agreement may be executed in any
               -----------------------
number of counterparts, each of which will be deemed to be an original as against any party whose signature appears on such counterpart, and all of which will together constitute one and the same instrument. This Agreement will become binding when one or more counterparts of this Agreement, individually or taken together, bear the signatures of all of the parties to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.

                                    FUSO Pharmaceuticals Industries, Ltd.


                                    By:______________________________________
                                       Mikio Toda
                                       President


                                    GenVec, Inc.


                                    By:______________________________________
                                       Paul H. Fischer, Ph.D.
                                       President and Chief Executive Officer

                                   Exhibit A

                               State of Delaware

                     Office of the Secretary of State                     PAGE 1



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF

"GENVEC, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF JUNE, A.D. 1996,

AT 9:05 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE

COUNTY RECORDER OF DEEDS FOR RECORDING.

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  GENVEC, INC.


     The undersigned, Thomas W. D'Alonzo, President of GenVec, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

     1.   The present name of the Corporation is GenVec, Inc.

     2. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on December 7, 1992.

     3. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the Delaware General Corporation Law, the Board of Directors having duly adopted resolutions declaring advisable this Restated Certificate of Incorporation.

     4.   This Restated Certificate of Incorporation is being filed pursuant to
Section 245 of the Delaware General Corporation Law in order to restate and integrate the Certificate of Incorporation of the Corporation. This Restated Certificate of Incorporation does not further amend the provisions of the Certificate of Incorporation of the Corporation as amended previously, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     5. The Certificate of Incorporation of the Corporation is hereby restated in its entirety as follows:

                     RESTATED CERTIFICATE OF INCORPORATION
                                OF GENVEC, INC.


     FIRST:  The name of the Corporation is:

              GENVEC, INC.

     SECOND: The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is:
THE CORPORATION TRUST COMPANY.

     THIRD: The nature of the business or purposes to be conducted or promoted is:

          To have unlimited power to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH:  The name and mailing address of the incorporator is as follows:

          Name                           Address
          ----                           -------

          Raymond D. Agran        12th Floor Packard Building
                                  15th and Chestnut Streets
                                  Philadelphia, PA 19102

     FIFTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

     SIXTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     SEVENTH:

     A.   Elimination of Certain Liabilities of Directors.  A director of the
          -----------------------------------------------
Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this shall not exempt a director from liability: (i) for
-----------------
any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which a director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal of modification.

     B.   Indemnification and Insurance.
          -----------------------------

          (1) Right to Indemnification.  Each person who was or is made a party
              ------------------------
or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, the rights of indemnification provided hereby shall continue as theretofore notwithstanding such amendment unless such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives; provided, however, that, except as provided in Section (B)(2)
                 --------  -------
of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) authorized by the board of directors of the Corporation.

          The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Delaware General Corporation Law
             -------- -------
requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (2) Right of Claimant to Bring Suit.  A claimant may bring suit
              -------------------------------
against the Corporation under Section (B)(1) of this Article only if the Corporation fails to pay in full within thirty days of its receipt of a written claim for payment hereunder. If successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim (including, but not limited to, attorneys' fees. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending an any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (3) Non-Exclusivity of Rights.  The right to indemnification and the
              -------------------------
payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          (4) Insurance.  The Corporation may maintain insurance, at its
              ---------
expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     C.   Amendment.  Notwithstanding the provisions of this Certificate of
          ---------
Incorporation and any provisions of the bylaws of the Corporation, no amendment to this Certificate of Incorporation shall amend, modify or repeal any or all of this Article SEVENTH unless adopted by the affirmative vote of the consent of holders of not less than three-fourths of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered for purposes of this Article as a class.

     EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     NINTH: The aggregate number of shares which the Corporation shall have authority to issue is 88,204,563 of which 52,005,095 shall be designated as Common Stock, par value $0.01 per share ("Common Stock"), 1,334,000 shall be designated as Class A Convertible Preferred Stock, par value $.01 per share ("Class A Preferred Stock"), 11,800,468 shall be designated as Class B Convertible Preferred Stock, oar value $0.01 per share, ("Class B Preferred Stock"), 21,065,000 shall be designated as Class C Convertible Preferred Stock, par value $.01 per share ("Class C Preferred Stock"), and 2,000,000 shall be designated as Class D Convertible Preferred Stock, par value $.01 per share ("Class D Preferred Stock") (the Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock, unless otherwise indicated, are hereinafter referred to collectively as the "Preferred Stock").

     The following is a statement of the designations, preferences, limitations and relative rights in respect of the shares of each class of stock of the
Corporation:

     A.   Common Stock.
          ------------

          (1) Voting Rights.  Each holder of record of Common Stock shall have
              -------------
the right to one vote for each share of Common Stock standing in the name of such holder on the books of the Corporation.

          (2) Dividends.  Subject to the rights of the holders of the Preferred
              ---------
Stock, each holder of record of Common Stock will be entitled to dividends in such amounts and at such times as may be declared by the Board of Directors.

     B.   Preferred Stock.  Except as provided in Section B(5)(d)(i) of this
          ---------------
Article, each share of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock is identical in all respects and possesses the same designations, limitations and rights as each other share of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock, as the case may be. Except as provided in Sections B(2)(b), B(3)(a), B(5)(a) and B(5)(d) of this Article, the Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock are identical in all respects and possess the same designations, limitations and rights.

          (1) Dividends.  In the event that the Corporation declares or pays any
              ---------
dividend on the Common Stock or makes, directly or indirectly, any other distribution in respect to the Common Stock, the holders of Preferred Stock shall be entitled to participate with the holders of Common Stock in any such dividends paid or set aside for payment, such that the holders of Preferred Stock shall receive, with respect to each share of Preferred Stock, an amount equal to (a) the dividend payable with respect to each share of Common Stock multiplied by (b) the number of shares (and fraction of a share, if any) of Common Stock into which such share of Preferred Stock is convertible as of the record date for such dividend.

          (2)  Voting Rights.
               -------------

               (a) Except as otherwise provided herein or by law, the holders of Preferred Stock shall have full voting rights and powers, they shall be entitled to vote on all matters as to which holders of the Common Stock shall be entitled to vote, they shall vote together with the holders of the Common Stock as a single class, and they shall be entitled to one vote for each share of Common Stock which would be held by them if all of their shares of Preferred Stock would be converted into shares of Common Stock under Section B(5) of this Article.

               (b) Except as otherwise provided herein or by law, the vote or consent of at least two-thirds of the outstanding shares of the Class C Preferred Stock voting as a separate class shall be required for the following actions:

                   (i) any change in the rights, preferences, or privileges of the Class C Preferred Stock;

                   (ii) any amendment, repeal or addition of any provision of or to the Bylaws, if such action would adversely affect the preferences, rights, privileges or powers of, or restrictions provided for the benefit of, the Class C Preferred Stock;

                   (iii) the authorization of any class of equity securities ranking prior to or having preference over the Class C Preferred Stock with respect to dividends, redemption or assets of the Corporation;

                   (iv) the reclassification of any shares of Common Stock into shares of any class of equity securities ranking prior to or having preference over the Class C Preferred Stock with respect to dividends, redemption or assets of the Corporation;

                   (v) the merger or consolidation of the Corporation into or with any other corporation, the sale of all or substantially all of the Corporation's assets, or the liquidation of the assets of the Corporation, provided, however, that no such vote or consent under this Section B(2)(b)(v)
--------  -------
shall be required if the aggregate price to be paid to the Corporation's stockholders in the merger, consolidation, sale or liquidation is equal to or greater than an amount determined by multiplying (x) $1.50 per share, as adjusted to reflect any change in the number of shares of the Corporation's Common Stock as a result of a stock split, stock dividend, distribution payable in shares of the Corporation's Common Stocka or other reclassification after September 19, 1995, by (y) the number of outstanding shares of the Corporation's Common Stock (for purposes of this determination only, a securityholder holding capital stock of the Corporation convertible into the Corporation's Common Stock shall be treated as having converted all such convertible stock into the Corporation's Common Stock at the applicable conversion rate, pursuant to Section B(5) of this Article, in effect at the time of this determination); and

                   (vi) the acquisition by the Corporation of any corporation or other business entity if such a transaction involves (A) the issuance of equity securities of the Corporation resulting in the new securityholders having more than 25 percent of the voting power pursuant to Sections A(1) and B(2)(a) of his Article or (B) payment of cash consideration equivalent to 25% of the product of (x) the sum of the number of shares of Common Stock and Preferred Stock then outstanding and the number of such shares underlying options and other rights to acquire such shares (irrespective of whether such shares, options or other rights are conditional or unvested) times (y) the then most recent price per share at which the Corporation sold any shares of Preferred Stock in an offering that yielded gross proceeds of not less than $5,000,000 to the Corporation.

               (c) Whenever holders of the Preferred Stock or Common Stock, separately or as a single class, are required or permitted to take any action, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

          (3)  Rights of Liquidation.
               ---------------------

               (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a "Liquidation"), before any distribution of assets of the Corporation shall be made to or set apart for the holders of the Common Stock, the holders of the Preferred Stock shall be entitled to receive payment out of such assets of the Corporation in an amount per share equal to $0.50 per share for each share of Class A Preferred Stock held by such holder, $1.00 per share for each share of Class B Preferred Stock or Class C Preferred Stock held by such holder and $1.75 per share for each share of Class D Preferred Stock held by such holder (such amounts being referred to herein as "Liquidation Preference") plus any declared but unpaid dividends on such shares of Preferred Stock. If the assets of the Corporation available for distribution to the holders of the Preferred Stock shall not be sufficient to make in full the payments required by this Section B(3)(a), such assets shall be distributed ratably among the holders of the Preferred Stock based upon the aggregate Liquidation Preferences of the shares of Preferred Stock held by each such holder.

               (b) If the assets of the Corporation available for distribution to stockholders exceed the aggregate amounts payable pursuant to Section B(3)(a) of this Article above, the remainder of such assets shall be distributed to the holders of Preferred Stock and Common Stock on a pro rata basis, with the amount distributable to the holders of Preferred Stock to be computed on the basis of the number of shares of Common Stock which would be held by them if immediately prior to the Liquidation all of the outstanding shares of such Preferred Stock had been converted into shares of Common Stock under Section B(5) of this Article.

               (c) A merger or consolidation involving the Corporation in which the Corporation is not the surviving entity and a sale, lease or transfer of all or substantially all of the assets of the Corporation shall, at the option of holders representing a majority of the Preferred Stock voting as a single class, be deemed a Liquidation, unless in connection with such transaction, each holder of Preferred Stock receives a preferred stock having terms and conditions which are no less favorable than the terms and conditions of the Preferred Stock held by such holder prior to the transaction.

               (d) Notwithstanding the provisions contained in Section B(3)(c) of this Article above, in the event of a merger or consolidation involving the Corporation in which the Corporation is not the surviving entity, or a sale, lease or transfer of all or substantially all of the assets of the Corporation, in which a holder of Preferred Stock would receive cash and/or marketable securities (i.e., securities registered under the Securities Act of
                       ----
1933, as amended, at the time of delivery, or securities committed to be so registered within 60 days after delivery) in an amount less than the aggregate Liquidation Preference of the shares of Preferred Stock held by such holder, then holders of a majority of the Preferred Stock then outstanding, voting as a single class, may elect, in lieu of all other rights under the terms of the transaction or this Article, to receive an amount equal to their aggregate Liquidation Preference for such shares of Preferred Stock. If the holders make such an election, each such holder shall have a priority on such holder's pro rata portion of all cash and marketable securities received in such transaction to the extent of the aggregate Liquidation Preference for such holder's shares of Preferred Stock. Such election shall be made by the holders by written notice to the Corporation within 30 days after the date of stockholder approval of the transaction (or within 30 days after receiving notice of such transaction from the Corporation if the transaction is not submitted for stockholder approval).

               (e) In the event that the Corporation shall, at any time, issue any shares of Preferred Stock (i) by stock dividend or any other distribution upon any stock of the Corporation payable in shares of Preferred Stock, or
(ii) by a subdivision of its shares of outstanding Preferred Stock, by reclassification or otherwise, the Liquidation Preference then in effect shall be reduced proportionately, and, in like manner, in the event of any combination of shares of Preferred Stock, by reclassification or otherwise, the Liquidation Preference then in effect shall be proportionately increased.

          (4) Actions Requiring the Consent of the Holders of the Preferred
              -------------------------------------------------------------
Stock.  As long as any shares of Preferred Stock remain outstanding, the consent
-----
of the holders of at least a majority of the votes which holders of Preferred Stock are entitled to cast, given in person or by proxy, either in writing without a meeting or by vote at a meeting called for such purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or the Bylaws of the Corporation which (a) increases the number of authorized shares of any class of capital stock, (b) adversely affects the rights, preferences or powers of any class of Preferred Stock or of the holders thereof or (c) decreases the required time for the giving of any notice to which the holders of Preferred Stock may be entitled.

          (5)  Conversion.
               ----------

               (a) Right To Convert.  A holder of record of any share or
                   ----------------
shares of Class A Preferred Stock shall have the right at any time, at such holder's option, to convert, without the payment of any additional consideration, each share of Class A Preferred Stock held by such holder into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) .50 by (ii) the Conversion Factor (as defined in
Section 2(5)(d) of this Article below) then in effect for the Class A Preferred Stock. A holder of record of any share or shares of Class B Preferred Stock, Class C Preferred Stock or Class D Preferred Stock shall have the right at any time, at such holder's option, to convert, without the payment of any additional consideration, each share of Class B Preferred Stock, Class C Preferred Stock or Class D Preferred Stock held by such holder into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing (X) 1 by (Y) the Conversion Factor (as defined in Section B(5)(d) of this Article below) then in effect for the Class B Preferred Stock, Class B Preferred Stock or Class D Preferred Stock, as applicable; provided, however, that the provisions of 2(5)(d)(i) shall not
            --------  -------
apply to the Conversion Factor for Class D Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion after completion of the calculation of the aggregate number of shares of Common Stock to be issued to such holder, the Corporation shall pay to such holder an amount in cash equal to any fractional share to which such holder would be entitled, multiplied by the current market value of a share, as determined in good faith by the Board of Directors of the Corporation.

               (b) Mechanics of Conversion.  If the holder of shares of
                   -----------------------
Preferred Stock desires to exercise such right of conversion, such holder must give written notice to the Corporation (the "Conversion Notice") of the election by such holder to convert a stated number cf shares of Preferred Stock (the "Conversion Shares") into shares of Common Stock on the date specified in the Conversion Notice (which date shall not be earlier than the date on which the Corporation receives the Conversion Notice (the "Conversion Date")), and by surrender of the certificate or certificates representing such Conversion Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued. Promptly after the Conversion Date and the surrender of the Conversion Shares, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Conversion Shares or such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Conversion Shares. Such conversion shall be deemed to have been effected as of the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on such date.

               (c) Common Stock Reserved.  The Corporation shall at all times
                   ---------------------
reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all of the shares of Preferred Stock at the time outstanding.

               (d) Conversion Factor.  The initial conversion factor for the
                   -----------------
Class A Preferred Stock shall be .50 and the initial conversion factor for the Class B Preferred Stock, the Class C Preferred Stock and the Class D Preferred Stock shall be 1, subject to adjustment, in each case, in accordance with the provisions in this Section B(5)(d), except that the provisions of B(5)(d)(i) shall not apply to the Conversion Factor for Class D Preferred Stock. Such respective conversion factors in effect from time to time, as adjusted pursuant to the applicable provisions of this Section B(5)(d), are referred to herein as the "Conversion Factor" for the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock or the Class D Preferred Stock, as applicable. All of the remaining provisions of this Section B(5)(d) shall apply separately to the respective Conversion Factors in effect from time to time; provided, however, that the provisions of B(5)(d)(i) shall not apply to
      --------  -------
the Conversion Factor for Class D Preferred Stock.

                   (i) In the event that the Corporation shall, at any time or from time to time, issue or sell any shares of the capital stock of the Corporation (including treasury shares, but excluding (x) 1,334,000 shares of Class A Preferred Stock and 21,065,000 shares of Class C Preferred Stock, (y) an aggregate of 15,805,627 shares of Common Stock and an aggregate of 11,800,468 shares of Class B Preferred Stock that have been issued, have been reserved for issuance or will be issued pursuant to options, warrants or other commitments which have been granted or executed as of December 12, 1995 or will be granted or executed pursuant to the Corporation's 1993 Stock Incentive Plan, and (z) the shares of Common Stock issuable upon conversion of the Preferred Stock), then, immediately upon such issuance or sale, the Conversion Factor shall be reduced as follows:

                        (A) The Conversion Factor shall be changed to a number determined by multiplying the Conversion Factor in effect immediately prior to such issuance by the following fraction:

               A    +     B
                         ---
                          C
               -------------
               A     +    D

          wherein:

               A = the number of Outstanding Shares (as defined below) immediately prior to the subject issuance;

               B = the aggregate consideration in dollars for the shares then being issued, expressed as an absolute number;

               C = the Conversion Factor in effect immediately prior to the subject issuance with respect to the applicable class of Preferred Stock; and

               D =  the number of shares then being issued.

The applicable Conversion Factor shall be further reduced from time to time thereafter whenever any shares are so issued or converted for a price per share lower than the amount of the applicable Conversion Factor, then in effect, as adjusted prior to that date.

          (B) In the event that any shares shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In the event that any shares shall be issued for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. Whenever shares are issued upon the exercise of warrants, options or other conversion rights, the consideration received therefor shall include both the consideration paid upon the issuance and upon the exercise of such warrant, option or other right.

          (C) In the event that the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase any Common Stock or securities convertible into Common Stock ("Convertible Securities"), or any options for the purchase of any Common Stock or Convertible Securities, whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (I) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of such rights or options, or plus, in the case of any Convertible Securities or rights or options to purchase Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Factor in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable or issuable upon the exercise of such rights or options shall be deemed to be outstanding as of the date of the granting of such rights or options and to have been issued for such price per share, with the effect on the applicable Conversion Factor specified in Section (5)(d)(i) of this Article. No further adjustment of the applicable Conversion Factor shall be mafde upon the actual issue of such Common Stock or upon the actual issue of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          (D) If the purchase price provided for in any right or option referred to in Section B(5)(d)(i)(C) of this Article, or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Conversion Factor then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Conversion Factor which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

          (E) Notwithstanding the foregoing, upon the consent of the holders of two-thirds of the applicable class of Preferred Stock affected and then outstanding, if the Conversion Factor for the applicable class of Preferred Stock, as set forth in this Section B(5)(d)(i) otherwise would be reduced, no such reduction in the Conversion Factor for the applicable class of Preferred Stock, as set forth in this Section B(5)(d)(i), shall occur.

          (F) Notwithstanding the foregoing, if any holder of shares of Preferred Stock is entitled to exercise the preemptive rights (the "Preemptive Right") set forth in Section 9 of the Second Class C Preferred Stock Purchase Agreement, dated as of September 19, 1995, or in Schedule 9 of the Amendment and Waiver Agreement, dated as of September 19, 1995 (collectively, the "Purchase Agreement") with respect to any "Issuance" (as defined in Section 9.2 of the Purchase Agreement) which would, absent the provisions of this subsection (F), result in a reduction of the Conversion Factor applicable to shares of such holder's Preferred Stock pursuant to Section B(5)(d)(i) of this Article, and if such holder (a "Non-Participating Holder") does not, by exercise of such holder's Preemptive Right, acquire not less than such holder's "Proportionate Percentage" (as defined in Section 9.2 of the Purchase Agreement) of the Issuance, then all of such holder's shares of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock shall automatically, and without further action on the part of such holder, be converted effective upon, subject to and concurrently with consummation of the Issuance (the "Issuance Date") as follows: each share of Class A Preferred Stock held by such Non-Participating Holder shall be converted into one share of a newly created series of preferred stock (having such number of shares as the Board of Directors may by resolution fix) which such class shall be identical in all respects to the Class A Preferred Stock, except that the Conversion Factor of such class shall be fixed immediately prior to the Issuance Date and shall be subject to no further adjustments pursuant to Section B(5)(d)(i) of this Article; each share of Class B Preferred Stock held by such Non Participating Holder shall be converted into one share of a newly created class of preferred stock (having such number of shares as the Board of Directors may by resolution fix) which such class shall be identical in all respects to the Class B Preferred Stock, except that the Conversion Factor of such class shall be fixed immediately prior to the Issuance Date and shall be subject to no further adjustments pursuant to Section B(5)(d)(i) of this Article; and each share of Class C Preferred Stock held by such Non-Participating Holder shall be converted into one share of a newly created class of preferred stock
(having such number of shares as the Board of Directors may by resolution fix) which such class shall be identical in all respects to the Class C Preferred Stock, except that the Conversion Factor of such class shall be fixed immediately prior to the Issuance Date and shall be subject to no further adjustments pursuant to Section B(5)(d)(i) of this Article. The Board of Directors of the Corporation shall take all necessary actions to designate each such new class. Upon such conversion, the shares of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock so converted shall be cancelled and not subject to reissuance, but instead shall be redesignated by the Board of Directors of the Corporation in accordance with the terms of this Section B(5)(d)(i)(F).

                   (ii) Each adjustment in a Conversion Factor shall be calculated to the nearest tenth of a cent.

                   (iii) As used in this Section 8(5)(d), the term "Outstanding Shares" shall be deemed to include the number of issued and outstanding shares of Common Stock, plus the number of shares of Common Stock issuable upon the conversion of the issued and outstanding shares of Preferred Stock, but shall not include the new shares of Common Stock then being issued by the Corporation.

                   (iv) In the event that the Corporation shall, at any time, issue any shares of Common Stock (A) by stock dividend or any other distribution upon any stock of the Corporation payable in shares of Common Stock or in shares of Preferred Stock, or (B) by subdivision of its shares of outstanding Common Stock, by reclassification or otherwise, the Conversion Factor then in effect shall be reduced proportionately, and, in like manner, in the event of any combination of shares of Common Stock, by reclassification or otherwise, the Conversion Factor then in effect shall be proportionately increased.

                   (v) If any capital reorganization or reclassification of the Common Stock of the Corporation, or consolidation or merger of the Corporation with or into another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Preferred Stock shall thereafter have the right to receive, in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable with respect to such shares of Preferred Stock upon the exercise of their conversion rights, such shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock immediately theretofore receivable with respect to such shares of Preferred Stock upon the exercise of such rights had such reorganization, reclassification, consolidation, merger or sale not taken place. In any such case, appropriate provision shall be made with respect to the rights and interests of the holders of the Preferred Stock to the end that such conversion rights (including, without limitation, provisions for adjustment of the applicable Conversion Factor) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof. The Corporation shall not effect any such consolidation, merger or sale, unless it provides the holders of the Preferred Stock at least 30 days' advance notice thereof, and prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets, shall assume by written instrument, executed and mailed or delivered to the holders of the Preferred Stock, the obligation to deliver to such holders the shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive upon conversion of the shares of Preferred Stock held by such holder.

                   (vi) If any event occurs as to which the other provisions of this Section B(5)(d) are not strictly applicable, or if strictly applicable would not fairly protect the conversion rights of the Preferred Stock in accordance with the intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such intent and principles, so as to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the applicable Conversion Factor as otherwise determined pursuant to this Section B(5)(d).

          (e) Stock Transfer Taxes.  The issuance of stock certificates upon the
              --------------------
conversion of the Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issuance. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of such shares of Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

          (f) Certificate as to Adjustments.  Upon the occurrence of each
              -----------------------------
adjustment or readjustment of the Conversion Factor, the Corporation, at its expense, promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Factor at the time in effect for the Preferred Stock, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Preferred Stock owned by such holder.

          (g) Notices of Record Date.  In the event of any fixing by the
              ----------------------
Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock at least 30 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (h) Notices.  Any notice required by the provisions of this Section
              -------
B(5) to be given to the holders of shares of Preferred Stock shall be deemed given it deposited in the United States mail, first class postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

     (6)  Mandatory Conversion.
          --------------------

          (a) The Corporation shall cause the conversion ("Mandatory Conversion") of all of the shares of Preferred Stock into fully paid and nonassessable shares of Common Stock, at the conversion rate then in effect, upon the occurrence of the Corporation's underwritten public offering of its Common Stock pursuant to a registration statement (other than a registration statement relating to an offer and sale of securities to employees of, or other persons providing services to, the Corporation pursuant to an employee or similar benefit plan, registered on Form S-8 or a comparable or successor form) filed under the Securities Act of 1933, as amended, which yields to the Corporation not less than $15,000,000 (before deducting any underwriters' or brokers' discounts, fees or commissions) and under which the offering price to the public is equal to at least $1.50 per share (adjusted for any stock splits, stock dividends, recapitalizations, mergers, consolidations or similar events occurring after September 19, 1995) (a "Qualifying Public Offering").

          (b) The date ("Mandatory Conversion Date") on which such Mandatory Conversion shall be deemed to occur is the date on which a closing occurs pursuant to a Qualifying Public Offering.

          (c) On the Mandatory Conversion Date, all rights of the holders of shares of the Preferred Stock as such holders shall cease except their right to receive payment of any dividends declared and unpaid to such date; such shares shall no longer be deemed to be outstanding; and the holders thereof shall on and after such date be conclusively deemed for all purposes to be holders of the shares of Common Stock into which their shares of Preferred Stock were converted.

          (d) The Corporation shall promptly give all holders of record of shares of Preferred Stock written notice of the date that a Qualifying Public Offering will occur or is anticipated to occur. Such notice shall also specify the place designated for exchanging the shares of Preferred Stock for shares of Common Stock. Such notice shall be sent by first class mail, postage prepaid, to each holder of record of shares of Preferred Stock at such holder's address as shown in the records of the Corporation. Each holder of shares of Preferred Stock shall surrender its certificate or certificates for all such shares to the Corporation or the transfer agent at the place designated in such notice and shall, upon surrender, receive certificates for the number of shares of Common Stock to which such holder is entitled.

          (e) For the purpose of calculating the conversion ratio of Preferred Stock into Common Stock in the event of a Mandatory Conversion, such calculation shall be made in accordance with Section B(5) of this Article.

     IN WITNESS WHEREOF, the undersigned have executed this Restated Certificate of Incorporation on behalf of the Corporation and have attested such execution and do verify and affirm, under penalty of perjury, that this Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of this 19th day of June, 1996.

                                    GENVEC, INC.


                                    By:
                                       --------------------------------------
                                         Thomas W. D'Alonzo
                                         President


Attest:

By:
    -----------------------------------
     Charles A. Reinhart III
     Secretary

          (Corporate Seal)